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                                                                      EXHIBIT 21

                        SUBSIDIIARIES OF THE REGISTRANT


                                                         Jurisdiciton or
          Name                                   Incorporation or Organization
          ----                                   -----------------------------


First Home Savings Bank, F.S.B.                       United States